Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is entered into as of July 7, 2025, (the “Effective Date”), by and between the Michael Keller Trust (“Keller” or “Holder”), on the one hand, and Super League Enterprise Inc., a Delaware corporation (“SLE,” and collectively with Keller, the “Parties,” and each, sometimes, a “Party”), on the other hand.

RECITALS

WHEREAS, on November 19, 2024, the Parties entered into an unsecured promissory note in the original principal amount of $1,500,000.00, with interest accruing thereon at the rate of forty percent (40.0%) per annum, and maturing on November 19, 2025 (the “Note”);

WHEREAS, on June 13, 2025, the Parties entered into amendment no. 1 to the Note which provides for (i) interest continues to accrue at the rate of forty percent (40.0%) per annum through the one-year anniversary of the Note and no interest accrual thereafter, (ii) the Note maturity date to be extended to November 19, 2026, and (iii) repayment of the Note in the amount of $175,000 per month during the period November 2025 through October 2026 (the “Amended Note”);

WHEREAS, the outstanding principal and accrued interest on the Amended Note as of the Effective Date is $1,878,082 (the “Note Exchange Amount”);

WHEREAS, pursuant to Section 8 of the Note, the Amended Note may be amended or modified, with a written instrument signed by SLE and Keller; and

WHEREAS, the Parties now desire to enter into this Agreement to effectuate the exchange of the Note Exchange Amount for shares of Series AAAA Junior Convertible Preferred Stock (the “AAAA Junior Preferred”) and cash payments as detailed hereinbelow.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

1.           Exchange of Series AAAA Junior Convertible Preferred & Cash for the Amended Note; Trading Restrictions &Trading Logs; Rule 144/Legal Opinions; SEC Filings; Closing.

(a)    Exchange. On the terms and subject to the conditions set forth in this Agreement, at the closing (“Closing”), (i) Keller will convey, transfer and assign to SLE, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description other than restrictions imposed by or arising under federal or state securities laws, and SLE will acquire and accept from Keller, the Amended Note with a mutually agreed upon value equal to the Note Exchange Amount, and (ii) in exchange for the transfer and cancellation of the Amended Note, SLE will (A) issue to Keller, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, other than restrictions imposed by or arising under federal or state securities laws, and Keller will acquire and accept from SLE, 1,500,000 newly-issued shares of Series AAAA Junior Convertible Preferred Shares (the “AAAA Junior Preferred Shares”), and (B) make cash payments to Keller totaling $378,002, with such payments to be made via wire transfer to a bank account nominated by Keller and consisting of (I) $63,000 on October 15, 2025, (II) $63,000 on November 15, 2025, (III) $63,000 on December 15, 2025, (IV) $63,000 on January 15, 2026, (V) $63,000 on February 15, 2026, and (VI) $63,002 on March 15, 2026 (collectively, the “Cash Payments”, the “AAAA Junior Preferred Shares and the Cash Payments are collectively referred to herein as the “Exchange”). The Exchange is being made in reliance from the exemption from securities registration provided by Section 3(a)(9), Section 4(a)(2) and Regulation D of the Securities Act. The terms of the AAAA Junior Preferred are detailed in the Certificate of Designation of Preferences, Rights and Limitations attached hereto as Exhibit A, including the form of notice of conversion appended thereto.

(b)    Trading Restrictions and Trading Log Disclosure. Keller shall be expressly subject to the following trading volume limitations following the issuance of the Series AAAA Junior Preferred for the periods set forth below:

(i)    As an “affiliate” (as such term is defined under the Securities Act), Keller will be limited during the period commencing June 30, 2025 and concluding on August 30, 2025, to the sale of not more than the greater of: (a) 1% of the shares of common stock outstanding as reported in the most recent report or statement published by the issuer (i.e., SLE’s quarterly report on Form 10-Q filed on May 14, 2025), and (b) the average weekly exchange reported volume of trading in such securities during the four calendar weeks preceding the applicable Form 144 filed;

(ii)    Notwithstanding Section 1(b)(i) above, for the initial sixty (60) calendar day period from the date of issuance of the Series AAAA Junior Preferred, Keller may not sell, on any trading day, common stock (issuable upon conversion of Series AAAA Junior Preferred) greater than two and one-half percent (2.5%) of the daily trading volume of SLE common stock on NASDAQ;

(iii)    For days 61-120 following issuance of the Series AAAA Junior Preferred, Keller may not sell, on any trading day, common stock (issuable upon conversion of Series AAAA Junior Preferred) greater than three percent (3.0%) of the daily trading volume of SLE common stock on NASDAQ;

(iv)    For days 121-365 following issuance of the Series AAAA Junior Preferred, Keller may not sell, on any trading day, common stock (issuable upon conversion of Series AAAA Junior Preferred) greater than three and one-half percent (3.5%) of the daily trading volume of SLE common stock on NASDAQ; and

(v)    Following the one (1) year anniversary of the issuance of the Series AAAA Junior Preferred, Keller shall have no volume trading restrictions.

For the avoidance of doubt, the trading logs of all sales of common stock made by Keller must be provided each Monday during normal business hours for the common stock trades consummated during the prior week. All trading logs shall be sent via email to legal@superleague,com and clayton.haynes@superleague.com, The trading logs may be sent either by the brokerage house utilized by Keller or directly by Keller.

(c)    Rule 144 and Legal Opinions. SLE will assist Keller with utilization of Rule 144 for shares of common stock issued upon conversion of Series AAAA Junior Preferred. To this end, SLE will cover all cost/fees charged by its outside securities counsel with respect to providing the requisite legal opinions necessary to effectuate the restrictive legend removal and the DWAC of common shares to the brokerage accounts designated by Keller. Further, SLE acknowledges and agrees that the requisite six-month hold period under Rule 144 has been met for the common stock issuable upon conversion of the AAAA Junior Preferred.

(d)    SEC Filings. SLE will assist Keller with the requisite SEC filings that must be made in accordance with the reporting requirements of the Securities and Exchange Act of 1934, as amended. The aforementioned trading logs are a critical part of making the legally required filings on a timely basis. SLE will cover all costs/fees associated with making the SEC filings for Keller.

(e)    Closing. The consummation of the Exchange shall occur in accordance with the provisions of Section 4(d)(i), below.

2.           Representations and Warranties of Keller. Keller hereby represents and warrants to SLE, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and as of the Delivery Date (as defined below), as follows:

(a)    Authorization; No Restrictions, Consents or Approvals. Keller has the requisite power and authority to enter into and perform its obligations under this Agreement and to relinquish and transfer all legal right and interest in, and to, the Amended Note for its immediate cancellation as of the Delivery Date. Keller represents and warrants that the Amended Note is unencumbered as of the Delivery Date and understands and agrees that the Amended Note will be cancelled and have no further legal force and effect as of the Closing. This Agreement has been duly executed by Keller and constitutes the legal, valid, binding and enforceable obligation of Keller, enforceable against Keller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies). The execution and delivery of this Agreement and the consummation by Keller of the transactions contemplated herein do not and will not (A) conflict with, or violate any of the terms of this Agreement, or (B) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which Keller is a party or by which Keller may be bound, or result in the violation by Keller of any laws to which Keller may be subject, in each case in a manner which would prevent the execution or delivery of this Agreement by Keller or would adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by Keller of this Agreement or the performance by Keller of its obligations hereunder.

(b)    Investment Representations.

(i)    Keller understands that the AAAA Junior Preferred Shares have not been registered under the Securities Act or any other applicable securities laws. Keller also understands that the AAAA Junior Preferred Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 3(a)(9), Section 4(a)(2) and/or Regulation D of the Securities Act.

(ii)    Keller has received all the information he considers necessary or appropriate for deciding whether to acquire the AAAA Junior Preferred Shares. Keller understands the risks involved in the Exchange for AAAA Junior Preferred Shares. Keller further represents that it has had an opportunity to ask questions and receive answers from SLE regarding the business, properties, prospects, and financial condition of SLE and to obtain such additional information necessary to verify the accuracy of any information furnished to Keller or to which Keller had access. The foregoing, however, does not limit or modify the representations and warranties of SLE in Section 3 of this Agreement or the right of Keller to rely thereon.

(iii)    Keller further represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(iv)    Keller is acquiring the AAAA Junior Preferred Shares for his own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the AAAA Junior Preferred Shares.

(v)    Keller understands that (i) the AAAA Junior Preferred Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement, and (ii) the common stock to be issued upon conversion of the AAAA Junior Preferred Shares shall have a holding period, for purposes of the exemption from registration provided by Rule 144, dating back to the issuance of the Note on November 19, 2024.

(vi)    Keller acknowledges and agrees that the book-entry issuance of the AAAA Junior Preferred Shares, by SLE’s transfer agent, Issuer Direct, shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(c)    No Broker Fees. Keller has not incurred and will not incur any liability for finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, including but not limited to the issuance of the Keller Shares and the receipt of the AAAA Junior Preferred Shares.

(d)    No Reliance. Keller has not relied on and is not relying on any representations, warranties or other assurances regarding SLE other than those representations and warranties set forth in this Agreement.

3.           Representations and Warranties of SLE. SLE hereby represents and warrants to Keller, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and as of the Delivery Date, as follows:

(a)    Organization and Qualification. SLE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted. SLE is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)    Authorization; No Restrictions, Consents or Approvals. SLE has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the AAAA Junior Preferred Shares in accordance with the terms hereof. Except for approvals of SLE’s Board of Directors as is required in connection with the issuance of the AAAA Junior Preferred Shares to Keller hereunder, the execution, delivery and performance by SLE of this Agreement and the consummation by it of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of SLE, its Board of Directors or its stockholders is required. Once executed, this Agreement will constitute a valid and binding obligation of SLE enforceable against SLE in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

(c)    Capitalization. The authorized capital stock of SLE, inclusive of common and preferred classes, and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. Except as set forth in the Commission Documents, there are no agreements or arrangements under which SLE is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no securities of SLE are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which SLE is or may become bound to issue additional shares of the capital stock of SLE or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of SLE other than those issued or granted in the ordinary course of business pursuant to SLE’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by SLE to sell restricted securities, or with respect to equity securities issued pursuant to compensatory plans or arrangements, or as set forth in the Commission Documents, SLE is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of SLE. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or the consummation of the transactions described herein or therein. SLE has filed with the Commission true and correct copies of SLE’s Second Amended and Restated Certificate of Incorporation as in effect on the Delivery Date (the “Charter”), and SLE’s Amended and Restated Bylaws as in effect on the Delivery Date (the “Bylaws”).

(d)    Issuance of Shares. The AAAA Junior Preferred Shares to be issued under this Agreement have been duly authorized by all necessary corporate action on the part of SLE. The AAAA Junior Preferred Shares shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and Keller shall be entitled to all rights accorded to a holder of unregistered shares of AAAA Junior Preferred.

(e)    No Conflicts. The execution, delivery and performance by SLE of this Agreement and the consummation by SLE of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of SLE’s Charter or Bylaws, (ii) conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which SLE or any of its Subsidiaries is a party or is bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to SLE or any of its Subsidiaries (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement or as may be required under any federal or applicable state securities laws and applicable rules of the Trading Market, SLE is not required under any federal, state or local rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue the AAAA Junior Preferred Shares to Keller in accordance with the terms hereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Delivery Date); provided, however, that, for purposes of the representation made in this sentence, SLE is assuming and relying upon the accuracy of the representations and warranties of Keller in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement.

(f)    SEC Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting.

(i)    Since April 15, 2024, SLE has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all filings required to be filed with or furnished to the Commission by SLE under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act (the “SEC Documents”). As of the date of this Agreement, no Subsidiary of SLE is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each SEC Document filed with or furnished to the Commission prior to the date hereof and the Delivery Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the date hereof and the Delivery Date, on the date of such amended or superseded filing). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by SLE under the Securities Act or the Exchange Act.

(ii)    The consolidated financial statements of SLE included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of SLE and its then consolidated Subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in stockholders’ equity of SLE and its then consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The summary consolidated financial data included or incorporated by reference in the SEC Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Commission Documents, as of and at the dates indicated. The pro forma condensed combined financial statements and the pro forma combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Commission Documents comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. SLE and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Commission Documents which are required to be described in the Commission Documents. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(iii)    SLE has timely filed all certifications and statements SLE is required to file under (A) Rule 13a-14 or Rule 15d-14under the Exchange Act or (B) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to all Commission Documents with respect to which SLE is required to file such certifications and statements thereunder.

(g)    No Material Adverse Effect; Absence of Certain Changes. Except as disclosed in the Commission Documents, since the date of the most recent audited financial statements of SLE included or incorporated by reference in the Commission Documents, (a) there has not occurred any Material Adverse Effect, or any development that would result in a Material Adverse Effect, and (b) SLE and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects.

(h)    No Material Defaults. Except as set forth in the Commission Documents, neither SLE nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. SLE has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(i)    Material Contracts. Neither SLE nor any of its Subsidiaries is in material breach of or default in any respect under the terms of any material contract and, to the knowledge of SLE, as of the date hereof, no other party to any material contract is in material breach of or default under the terms of any material contract. Each material contract is in full force and effect and is a valid and binding obligation of SLE or the Subsidiary of SLE that is party thereto and, to the knowledge of SLE, is a valid and binding obligation of each other party thereto. SLE has not received any written notice of the intention of any other party to a material contract to terminate for default, convenience or otherwise, or not renew, any material contract.

(j)    Solvency. SLE has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does SLE have any knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors.

(k)    Actions Pending. Notwithstanding the pending NASDAQ deficiencies relating to (a) minimum bid price, and (b) stockholder equity, there are no legal or governmental proceedings pending or, to the knowledge of SLE, threatened to which SLE or any Subsidiary is a party or to which any of the properties of SLE or any Subsidiary is subject other than proceedings accurately described in all material respects in the Commission Documents and proceedings that would have a Material Adverse Effect on SLE and its subsidiaries, taken as a whole, and there are no statutes, regulations, contracts or other documents that are required to be described in any of the Commission Documents or to be filed as exhibits to any of the Commission Documents that are not described or filed as required.

(l)    Compliance with Law. Except as disclosed in the Commission Documents, SLE has not received written notice that it, or any of its subsidiaries, are not conducting its business in compliance with all laws, rules and regulations of the jurisdictions in which SLE or any of its Subsidiaries is conducting business that are applicable to SLE or any of its Subsidiaries, or any of their respective businesses or properties, except where such non-compliance with such laws, rules and regulations would not result in a Material Adverse Effect.

(m)    Certain Fees. Neither SLE nor any Subsidiary has incurred or will incur any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

(n)    Disclosure. Other than disclosures made by SLE to Keller in negotiation hereof, SLE confirms that neither it nor any other person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning SLE or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement.

(o)    Listing and Maintenance Requirements; DTC Eligibility. The common stock (“Common Stock”) of SLE is registered pursuant to Section 12(b) of the Exchange Act, and SLE has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has SLE received any notification that the Commission is contemplating terminating such registration. Other than (i) the pending satisfaction of the NASDAQ minimum bid price deficiency and (ii) the satisfaction of the NASDAQ stockholder equity deficiency by October 22, 2025, SLE has not received notice from the Trading Market to the effect that SLE is not in compliance with the listing or maintenance requirements of the Trading Market. The Common Stock is eligible for participation in the DTC book entry system and have shares on deposit at DTC for transfer electronically to third parties via DTC through the Direct Registration System (“DRS”) or Deposit/Withdrawal at Custodian (“DWAC”) delivery system. SLE has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the AAAA Junior Preferred Shares, electronic trading or book-entry services by DTC with respect to the AAAA Junior Preferred Shares are being imposed or is contemplated.

(p)    No Broker Fees. SLE has not incurred and will not incur any liability for finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, including but not limited to the issuance of the AAAA Junior Preferred Shares and the receipt of the Infinite Shares.

(q)    No Reliance. SLE has not relied on and is not relying on any representations, warranties or other assurances regarding Keller other than the representations and warranties expressly set forth in this Agreement.

4.           Closing.

(a)    Conditions to Keller’s Obligations. With respect to the Closing, the obligations of Keller under this Agreement, (including, without limitation, the obligation to issue the AAAA Junior Preferred Shares and make the Cash Payments set forth herein in exchange for the Amended Note) shall be subject to satisfaction of the following conditions, unless waived by Keller: (i) Keller and SLE shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Delivery Date; (ii) all of the representations and warranties of SLE herein shall have been true and correct in all material respects on and as of the date hereof and the Delivery Date; (iii) SLE shall have executed and delivered to Keller all documents necessary to issue the AAAA Junior Preferred Shares to Keller, as contemplated by this Agreement (including those documents described in Section 4(d)); and (iv) SLE shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of SLE.

(b)    Conditions to SLE’s Obligations. With respect to the Closing, the obligations of SLE under this Agreement, (including, without limitation, the obligation to issue the AAAA Junior Preferred Shares and make the Cash Payments set forth herein in exchange for the Amended Note shall be subject to satisfaction of the following conditions, unless waived by SLE: (i) Keller and SLE shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Delivery Date; (ii) all of the representations and warranties of Keller herein shall have been true and correct in all material respects on and as of the date hereof and the Delivery Date; (iii) Keller shall have executed and delivered to SLE all documents necessary to cancel the Amended Note to be of no further legal force or effect, as contemplated by this Agreement (including those documents described in Section 4(d)) and (iv) Keller shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Keller.

(c)    Reserved.

(d)    Closing Documents.

(i)    The following shall apply with respect to the Closing of the Exchange:

(1)    On the third (3rd) Business Day after the satisfaction of the conditions set forth in Section 4(a) and Section 4(b), above (the “Delivery Date”), (i) the Amended Note shall be cancelled in full and of further legal force and effect.

(2)         On the Delivery Date, SLE shall deliver to Keller, (i) evidence that the AAAA Junior Preferred shares have been issued in book-entry form with the Company’s transfer agent, Issuer Direct, and (ii) copies of resolutions adopted by the board of directors of SLE and certified by an executive officer of SLE authorizing the execution of this Agreement and delivery of, and performance of SLE’s obligations under this Agreement, including but not limited to the issuance of the AAAA Junior Preferred Shares.

5.         Survival of Representations and Warranties and Covenants. All of the representations, warranties and covenants of Keller or SLE contained in this Agreement shall survive the Closing until the latest date permitted by applicable law. The sections of this Agreement that by their nature are intended to survive the Closing, including, without limitation, the covenants in Sections 1(b) and 1(c) and 1(d), will survive under the latest date permitted by applicable law.

6.           Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to such terms as set forth below.

(a)      “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 of the Securities Act.

(b)     “Business Day” means any day other than (i) Saturday or Sunday and (ii) any other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

(c)    “Commission Documents” shall mean those documents filed by SLE with the Securities and Exchange Commission by SLE since May 15, 2025, the date on which SLE filed its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2025. For purposes of this Agreement, all references to a registration statement (on any form), or prospectus, or to any amendment or supplement thereto, or any other document filed by SLE pursuant to the Securities Act or the Exchange Act, shall be deemed to include the most recent copy of any such document filed with the Commission through its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications system used by the Securities and Exchange Commission (collectively, “EDGAR”).

(d)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(e)     “Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated hereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of SLE that is material and adverse to SLE and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of SLE to perform any of its obligations under this Agreement; provided, however, that with respect to clause (ii), in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” (except in the case of clause (a), (b), (d) and (f), in each case, to the extent that such event, change, circumstance or development disproportionately affects SLE and its Subsidiaries, taken as a whole, as compared to other similarly situated entities operating in any of the industries in which SLE or any of its Subsidiaries operates): (a) any change or development in applicable laws or GAAP or any official interpretation thereof, (b) any change or development in interest rates or economic, political, legislative, regulatory, financial, commodity, currency, bitcoin mining, cryptocurrency, electricity or natural gas conditions or other market conditions generally affecting any of the foregoing, the economy or the industry in which SLE or any of its Subsidiaries operates, (c) the announcement or the execution of this Agreement, or the performance of the Company’s obligations under this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, regulatory agencies, partners, providers and employees, (d) any change or development generally affecting any of the industries or markets in which SLE or any of its Subsidiaries operates, (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wildfire or other natural disaster, epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)), weather condition, explosion, fire, act of God or other force majeure event (other than any such event resulting in material destruction or permanent damage to SLE powerplant and/or a material portion of the equipment located therein, all of which may be taken into account for purposes of determining whether a Material Adverse Effect has occurred or is reasonably likely to occur), or (f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, SLE operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel.

(f)      “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

(g)     “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by SLE and/or any of its other Subsidiaries.

(h)     “Trading Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto).

(i)      “Eligible Market” means The Nasdaq Capital Market (or any nationally recognized successor to any of the foregoing).

7.           General Provisions.

(a)    Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of California, County of Los Angeles, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address set forth in Section 7(d) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

(c)    Waiver. The waiver by either party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

(d)    Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party may specify in writing pursuant to this Section 7(d). Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by email, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; of (iv) if sent by nationally recognized express courier, one (1) Business Day after date of delivery with such courier.

If to Keller:

Michael Keller Trust

__________________________

__________________________

Attention: Michael Keller

Email: ***@***

If to SLE:

Super League Enterprise, Inc.

2450 Colorado Ave., Suite 100E

Santa Monica, CA 90404

Attention: Clayton Haynes, Chief Financial Officer

Email: ***@***

(e)    No Third-Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

(f)    Public Announcements. The Parties acknowledge and agree that this Agreement and the terms hereof will be required for inclusion in a current report on Form 8-k to be filed by SLE with the Securities and Exchange Commission no later than the fourth (4th) business day following the Effective Date.

(g)    Interpretation. For purposes of this Agreement, the following rules of interpretation shall apply, except to the extent otherwise expressly provided or the context otherwise requires:

(i)      any reference to “$” shall mean U.S. dollars;

(ii)     references to “Exhibit,” “Annex,” “Appendix,” “Article,” “Section” or “Sections” in this Agreement refer to the corresponding exhibit, annex, article, section or sections, respectively, of this Agreement;

(iii)    all exhibits, appendices, and annexes attached hereto or referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any exhibit, appendix, annex but not otherwise respectively defined therein shall be defined as set forth in this Agreement;

(iv)     the headings and captions of each exhibit, appendix, annex, article and section in this Agreement, are provided for convenience only and shall not affect the construction or interpretation of this Agreement;

(v)      any reference to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

(vi)     the words such as “herein,” “hereof,” “hereunder” and “herewith” in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear;

(vii)    the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or related items or matters immediately following it.

(h)    Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

(i)    Counterparts. This Agreement may be executed in one or more counterparts (including fax, electronic mail and DocuSign counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MICHAEL KELLER TRUST	SUPER LEAGUE ENTERPRISE INC.

By: /s/ Michael Keller	By: /s/ Matt Edelman
Name: Michael Keller	Matt Edelman
Title: Trustee	CEO & President

[Signature Page to Exchange Agreement]